UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2005
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Election of Directors; Departure of Directors or Principal Officers; Appointment of Principal Officers

(b)                               White Mountains Insurance Group, Ltd. (“White Mountains”) issued a press release announcing the resignation of Joe Steinberg from the Board of Directors effective June 20, 2005.  The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.

(d)                               White Mountains issued a press release announcing the election on June 20, 2005 of A. Michael Frinquelli to the Board of Directors.  During 2004, Mr. Frinquelli was a general partner of Renaissance Executive Partners (“Renaissance”), a hedge fund specializing in investments in the insurance industry.  In that year, White Mountains had approximately $3 million invested with Renaissance and paid to Renaissance approximately $30,000 in related management fees.  Renaissance ceased operations and was liquidated in 2004.  White Mountains currently has no investments managed directly or indirectly by Renaissance or Mr. Frinquelli.  The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01             Financial Statements and Exhibits

(c)           Exhibits. The following exhibit is furnished herewith:

EXHIBIT INDEX

99.1        Press Release of White Mountains Insurance Group, Ltd. dated June 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: June 20, 2005	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer